SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 18, 2000
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                              SOUND FEDERAL BANCORP
                   ------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

United States of America                 0-24811                    13-4029393
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(State or Other Jurisdiction      (Commission File No.)         (I.R.S. Employer
      of Incorporation)                                      Identification No.)


300 Mamaroneck Ave., Mamaroneck, New York                              10543
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(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:           (914) 698-6400
                                                              --------------



                                 Not Applicable
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          (Former name or former address, if changed since last report)





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Item 2.    Acquisition or Disposition of Assets.
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     On July 18, 2000,  Sound  Federal  Bancorp  completed  its  acquisition  of
Peekskill Financial Corporation ("Peekskill") and its wholly-owned subsidiary, First Federal Savings Bank. As part of the acquisition, Peekskill's stockholders received $22.00 per share for each share of Peekskill's common stock issued and outstanding. The aggregate purchase price for the transaction (including cash payments for the cancellation of options) was approximately $41.7 million. The transaction was accounted for using the purchase method.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

     The financial statements and pro forma information required to be filed by this Item are not available at this time. Such information will be filed as an amendment to this Current Report on Form 8-K when the information becomes available; however, in no event will such information be filed any later than 60 days from the last date on which this Form 8-K was required to be filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         SOUND FEDERAL BANCORP



DATE: July 31, 2000             By:      \s\ Anthony J. Fabiano
                                         -------------------------
                                         Anthony J. Fabiano
                                         Vice President and Treasurer
                                         (Duly Authorized Representative)